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                              STERLING SOFTWARE, INC.             EXHIBIT 11(c)
                        COMPUTATION OF EARNINGS PER SHARE
                         SIX MONTHS ENDED MARCH 31, 1994
                  (in thousands, except per share information)

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                                                                                         Fully
                                                                         Primary        Diluted
                                                                        --------       --------
Earnings:
  Earnings applicable to common stockholders . . . . . . . . . .         $24,280        $24,280
  Add:   Interest expense on amounts outstanding for the 5 3/4%
           Convertible Subordinated Debentures (net of applicable
           income taxes) . . . . . . . . . . . . . . . . . . . .                          2,107
         Interest income on investment of proceeds from assumed
           conversion of options and warrants (net of applicable
           income taxes) . . . . . . . . . . . . . . . . . . . .              90             68
                                                                        --------       --------
                                                                         $24,370        $26,455
                                                                        --------       --------
                                                                        --------       --------

Shares:
  Weighted average of shares outstanding . . . . . . . . . . . .          18,814         18,814
  Add common shares issued on assumed exercise of
    options and warrants . . . . . . . . . . . . . . . . . . . .           7,653          7,653
  Less common shares assumed repurchased . . . . . . . . . . . .          (4,014)        (4,014)
                                                                        --------       --------
                                                                          22,453         22,453
                                                                        --------
                                                                        --------
Common shares issued on assumed conversion of 5 3/4% Convertible
  Subordinated Debentures. . . . . . . . . . . . . . . . . . . .                          4,056
                                                                                       --------
                                                                                         26,509
                                                                                       --------
                                                                                       --------

Earnings per common share:
  Primary  . . . . . . . . . . . . . . . . . . . . . . . . . . .           $1.09
                                                                        --------
                                                                        --------
  Fully diluted. . . . . . . . . . . . . . . . . . . . . . . . .                          $1.00
                                                                                       --------
                                                                                       --------

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